                                                                     EXHIBIT 1.2



                                 AUTOZONE, INC.
                             (a Nevada corporation)

                                 Debt Securities

                                 TERMS AGREEMENT

                                                                October 16, 2002

To:      AutoZone, Inc.
         123 South Front Street
         Memphis, Tennessee 38103

Ladies and Gentlemen:

                  We understand that AutoZone, Inc., a Nevada corporation (the "Company"), proposes to issue and sell $300,000,000 aggregate principal amount of its senior debt securities (such securities also being hereinafter referred to as the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the principal amount of Underwritten Securities opposite their names set forth below at the purchase price set forth below.

                                                                    Principal Amount
Underwriter                                                    of Underwritten Securities
-----------                                                    --------------------------
J.P. Morgan Securities Inc. ................................        $ 90,000,000
Merrill Lynch, Pierce Fenner & Smith .......................          90,000,000
            Incorporated
Banc of America Securities LLC .............................          16,140,000
Fleet Securities, Inc. .....................................          16,140,000
Salomon Smith Barney Inc. ..................................          16,140,000
SunTrust Capital Markets, Inc. .............................          16,140,000
Wachovia Securities, Inc. ..................................          16,140,000
Banc One Capital Markets, Inc. .............................           3,930,000
BNP Paribas Securities Corp. ...............................           3,930,000
BNY Capital Markets, Inc. ..................................           3,930,000
Bear, Stearns & Co. Inc. ...................................           3,930,000
Fifth Third Securities, Inc. ...............................           3,930,000
First Tennessee Securities Corporation, ....................           3,930,000
   a Subsidiary of First Tennessee Bank, N.A.
Goldman, Sachs & Co. .......................................           3,930,000
McDonald Investments Inc. ..................................           3,930,000
Morgan Keegan & Company, Inc. ..............................           3,930,000
NatCity Investments, Inc. ..................................           3,930,000
                                                                    ------------

Total ......................................................        $300,000,000
                                                                    ============

                  The Underwritten Securities shall have the following terms:

Title:                              5.875% Senior Notes due 2012

Ranking:.                           Senior and unsecured

Ratings:.                           Baa2/BBB+

Aggregate principal amount:         $300,000,000

Denominations:                      $1,000 and integral multiples of $1,000

Currency of payment:                U.S. Dollars

Interest rate or formula:           5.875%

Interest payment dates:             April 15 and October 15

Regular record dates:               April 1 and October 1

Stated maturity date:               October 15, 2012

Redemption provisions:              The Underwritten Securities will be redeemable, in whole at any time or in part from time to time, at the option of the Company, at a redemption price equal to accrued and unpaid interest on the principal amount being redeemed to the redemption date, plus the greater of (i) 100% of the principal amount of such Underwritten Securities; and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on such Underwritten
                                    Securities (not including any portion of such payments of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis
                                    (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted
                                    Treasury Rate, plus 0.35%.  The terms of these redemption provisions
                                    (including defined terms) will be as set forth in the Prospectus Supplement dated the hereof relating to the Underwritten Securities.

Sinking fund requirements:          None

Conversion provisions:              None

Listing requirements:               None

Restriction on sale of              Until the Closing Time in accordance with Section 3(j) of the Underwriting Agreement.
 Securities:

Type of offering:                   Fixed price offering


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


Initial public offering price       99.755% of the principal amount, plus accrued interest, if any,
 per Underwritten Security:         from October 21, 2002.

Purchase price per                  99.105% of principal amount, plus accrued interest, if any, from
 Underwritten Security              October 21, 2002.  The selling concession shall be 0.400% and the
 payable by Underwriters:           reallowance concession shall be 0.250%, in each case of the principal amount of the Underwritten Securities.

Form:                               One registered note in global form

Other terms and conditions:         Notwithstanding Sections 5(e) and 5(f) of the Underwriting Agreement,
                                    Ernst & Young LLP shall deliver a single "comfort letter" in accordance with such Section 5(e) at the Date of Delivery (and not the date hereof), which letter shall be in form and substance satisfactory to the Representatives.

Closing Time and location:          10:00 A.M. (New York City time), on October 21, 2002, at the offices of
                                    Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York, 10017


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



         Please accept this offer no later than 5:30 P.M. (New York City time) on October 16, 2002 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                           Very truly yours,


                           J.P. MORGAN SECURITIES INC.


                           By:    /s/ Carl J. Mehldau Jr.
                                 -----------------------------------------------
                                              Authorized Signatory


                           MERRILL LYNCH, PIERCE, FENNER & SMITH
                                       INCORPORATED


                           By:   /s/ A. Scott Lemone
                                ------------------------------------------------
                                              Authorized Signatory


                           Acting on behalf of themselves and the other
                                several named Underwriters.


Accepted:

AUTOZONE, INC.

By:/s/ Michael G. Archibold
   -----------------------------------------
      Name: Michael G. Archibold
      Title:  Senior Vice President &
              Chief Financial Officer

By:/s/ James A. Cook, III
   ---------------------------------
      Name: James A. Cook, III
      Title:   Vice President & Treasurer


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